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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934



                           May 26, 1998
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                (Date of earliest event reported)


               Delaware First Financial Corporation
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      (Exact name of registrant as specified in its charter)


Delaware                             0-23499               52-2063973
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(State or other jurisdiction  (Commission File Number)    (IRS Employer
 of incorporation)                                         Identification No.)


400 Delaware Avenue, Wilmington, Delaware                   19801
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(Address of principal executive offices)                   (Zip Code)



                                 (302) 421-9090
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                  (Registrant's telephone number, including area code)


                          Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)






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Item 5. Other Events
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    Delaware First Bank, FSB ("Bank") the wholly-owned subsidiary of Delaware
First Financial Corporation (the "Company") announced on May 26, 1998 the resignation of Ronald P. Crouch as the Bank's President and Chief Executive Officer. Mr. Crouch announced his resignation in order to pursue new and diversified opportunities outside of the Bank. Mr. Crouch also served as a director of the Bank and the Company as well as the President and Chief Executive Officer of the Company.

    On May 29, 1998, the Company also announced that Ernest J. Peoples has been appointed interim Chief Executive Officer and President of the Company and the Bank. Mr. Peoples is currently the Vice Chairman of the Board, Chairman of the Executive Committee and a member of the Appraisal Committee.

    The Boards of Directors of the Company and the Bank have formed a Search Committee and intend to fill the Chief Executive Officer and President position on a permanent basis as soon as possible.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
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    The following exhibits are filed with this report:


         Exhibit Number                        Description
         --------------                        -----------

         99.1                         Press Release issued on May 26, 1998


         99.2                         Press Release issued on May 29, 1998










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                                  SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  DELAWARE FIRST FINANCIAL CORP.



Date: May 29, 1998           By:  /s/ Jerome P. Arrison
                                  -----------------------------------
                                  Jerome P. Arrison, Vice President





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